EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2021 FOURTH QUARTER RESULTS
Achieves Record Quarterly and Annual Revenue; Healthy Demand Continues in Q1

LIVERMORE, Calif. — February 2, 2022 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2021 ended December 25, 2021. Quarterly revenues were $205.0 million, an increase of 7.9% compared to $190.0 million in the third quarter of fiscal 2021, an increase of 4.0% from $197.0 million in the fourth quarter of fiscal 2020. For fiscal 2021, FormFactor recorded revenues of $770 million, up 11.0% from $694 million in fiscal 2020.

•Delivered Q4 revenue above the outlook range, EPS at the high end of the outlook range
•Achieved record Systems segment revenue, launched cryogenic testing as a service for quantum applications
•Began customer shipments from new Livermore Manufacturing Center

“FormFactor posted revenue of over $200 million for the first time in our history, capping a record year that produced over three-quarters of a billion dollars in revenue and nearly $100 million of GAAP operating income,” said Mike Slessor, CEO of FormFactor, Inc. “I’d like to take this opportunity to thank the worldwide FormFactor team for their perseverance and dedication that produced these outstanding results.”

Fourth Quarter Highlights

On a GAAP basis, net income for the fourth quarter of fiscal 2021 was $25.9 million, or $0.33 per fully-diluted share, compared to net income for the third quarter of fiscal 2021 of $20.5 million, or $0.26 per fully-diluted share, and net income for the fourth quarter of fiscal 2020 of $19.3 million, or $0.24 per fully-diluted share. Net income for fiscal 2021 was $83.9 million, or $1.06 per fully-diluted share, compared to net income for fiscal 2020 of $78.5 million, or $0.99, per fully-diluted share. Gross margin for the fourth quarter of 2021 was 43.7%, compared with 42.2% in the third quarter of 2021, and 39.4% in the fourth quarter of 2020. Gross margin for fiscal 2021 was 41.9%, compared to 41.5% for fiscal 2020.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2021 was $34.7 million, or $0.44 per fully-diluted share, compared to net income for the third quarter of fiscal 2021 of $31.6 million, or $0.40 per fully-diluted share, and net income for the fourth quarter of fiscal 2020 of $35.3 million, or $0.44 per fully-diluted share. Net income for fiscal 2021 was $125.5 million, or $1.59 per fully-diluted share, compared to net income of $118.0 million, or $1.49 per fully-diluted share for fiscal 2020. On a non-GAAP basis, gross margin for the fourth quarter of 2021 was 44.3%, compared with 46.0% in the third quarter of 2021, and 43.4% in the fourth quarter of 2020. Non-GAAP gross margin for fiscal 2021 was 44.9%, compared to 45.4% for fiscal 2020.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

Free cash flow for the fourth quarter of fiscal 2021 was $23.9 million, compared to free cash flow for the third quarter of fiscal 2021 of $14.4 million, and free cash flow for the fourth quarter of 2020 of $31.4 million. Free cash flow for fiscal 2021 and fiscal 2020 was $73.7 million and $114.8 million, respectively. A reconciliation of net cash provided by operating activities to non-GAAP free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “As we start 2022, we continue to benefit from solid demand across all our served markets in probe cards and engineering systems. We believe our leadership position in our attractive served markets, paired with our differentiated strategy and disciplined execution, will drive continued growth and share gains as we progress towards our target model and beyond.”

For the first quarter ending March 26, 2022, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$188 million to $200 million	—	$188 million to $200 million
Gross Margin	42% to 45%	$3 million	44% to 47%
Net income per diluted share	$0.23 to $0.31	$0.12	$0.35 to $0.43
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, restructuring charges, and amortization of intangibles and fixed asset fair value adjustments due to acquisitions.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PST, or 4:25 p.m. EST, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through February 9, 2022 4:25 p.m. PST, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 8851319. Additionally, the replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP operating income, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and twelve months ended December 25, 2021 and for outlook provided before, as well as for the comparable periods of fiscal 2020, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (Nasdaq: FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from metrology and inspection, characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited, to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions, investments in capacity and investments in new electronic data systems and information technology; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as infectious diseases and pandemics (including the current COVID-19 pandemic), military conflicts, political volatility and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. We are operating in an environment with especially substantial uncertainties arising from the COVID-19 pandemic, including with respect to its current and future impact on our operations, workforce, manufacturing capacity, customer demand, supply chain, macroeconomic environment and other important aspects of our business. In addition, there are varying barriers to international trade, including restrictive trade and export regulations, dynamic tariffs, trade disputes between the U.S. and other countries, including China, and national security developments or tensions, that may substantially restrict or condition our sales in certain countries, increase the cost of doing business internationally, and disrupt our supply chains. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 25, 2021	September 25, 2021	December 26, 2020	December 25, 2021	December 26, 2020
Revenues	$204,998	$189,964	$197,043	$769,674	$693,616
Cost of revenues	115,439	109,745	119,429	446,907	405,696
Gross profit	89,559	80,219	77,614	322,767	287,920
Operating expenses:
Research and development	25,411	26,026	23,970	100,937	89,034
Selling, general and administrative	32,358	30,940	32,816	123,792	115,098
Total operating expenses	57,769	56,966	56,786	224,729	204,132
Operating income	31,790	23,253	20,828	98,038	83,788
Interest income	106	121	191	569	1,501
Interest expense	(155)	(151)	(182)	(602)	(864)
Other income, net	459	58	609	495	750
Income before income taxes	32,200	23,281	21,446	98,500	85,175
Provision for income taxes	6,303	2,784	2,173	14,576	6,652
Net income	$25,897	$20,497	$19,273	$83,924	$78,523
Net income per share:
Basic	$0.33	$0.26	$0.25	$1.08	$1.02
Diluted	$0.33	$0.26	$0.24	$1.06	$0.99
Weighted-average number of shares used in per share calculations:
Basic	78,220	77,869	77,416	77,787	76,681
Diluted	79,121	79,029	79,562	79,133	79,001

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 25, 2021	September 25, 2021	December 26, 2020	December 25, 2021	December 26, 2020
GAAP Revenue	$204,998	$189,964	$197,043	$769,674	$693,616
Adjustments:
Amortization of deferred revenue fair value adjustments due to acquisitions	—	57	109	260	109
Non-GAAP Revenue	$204,998	$190,021	$197,152	$769,934	$693,725

GAAP Gross Profit	$89,559	$80,219	$77,614	$322,767	$287,920
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	1,197	1,545	6,869	14,795	23,288
Stock-based compensation	1,394	1,392	1,151	5,200	3,951
Restructuring charges	(1,285)	4,322	—	3,205	—
Non-GAAP Gross Profit	$90,865	$87,478	$85,634	$345,967	$315,159

GAAP Gross Margin	43.7%	42.2%	39.4%	41.9%	41.5%
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	0.5%	0.8%	3.4%	1.9%	3.3%
Stock-based compensation	0.7%	0.7%	0.6%	0.7%	0.6%
Restructuring charges	(0.6)%	2.3%	—%	0.4%	—%
Non-GAAP Gross Margin	44.3%	46.0%	43.4%	44.9%	45.4%

GAAP operating expenses	$57,769	$56,966	$56,786	$224,729	$204,132
Adjustments:
Amortization of intangibles	(1,569)	(1,604)	(1,794)	(6,478)	(6,382)
Stock-based compensation	(6,405)	(6,528)	(5,905)	(24,184)	(19,879)
Restructuring charges	(142)	(311)	—	(919)	—
Loss (gain) on contingent consideration	—	—	(892)	95	2,879
Acquisition related expenses	—	—	(140)	(209)	(509)
Non-GAAP operating expenses	$49,653	$48,523	$48,055	$193,034	$180,241

GAAP operating income	$31,790	$23,253	$20,828	$98,038	$83,788
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	2,766	3,149	8,663	21,273	29,670
Stock-based compensation	7,799	7,920	7,056	29,384	23,830
Restructuring charges	(1,143)	4,633	—	4,124	—
Loss (gain) on contingent consideration	—	—	892	(95)	(2,879)
Acquisition related expenses	—	—	140	209	509
Non-GAAP operating income	$41,212	$38,955	$37,579	$152,933	$134,918

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 25, 2021	September 25, 2021	December 26, 2020	December 25, 2021	December 26, 2020
GAAP net income	$25,897	$20,497	$19,273	$83,924	$78,523
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	2,766	3,149	8,663	21,273	29,670
Stock-based compensation	7,799	7,920	7,056	29,384	23,830
Restructuring charges	(1,143)	4,633	—	4,124	—
Loss (gain) on contingent consideration	—	—	892	(95)	(2,879)
Acquisition related expenses	—	—	140	209	509
Income tax effect of non-GAAP adjustments	(657)	(4,571)	(675)	(13,307)	(11,669)
Non-GAAP net income	$34,662	$31,628	$35,349	$125,512	$117,984

GAAP net income per share:
Basic	$0.33	$0.26	$0.25	$1.08	$1.02
Diluted	$0.33	$0.26	$0.24	$1.06	$0.99

Non-GAAP net income per share:
Basic	$0.44	$0.41	$0.46	$1.61	$1.54
Diluted	$0.44	$0.40	$0.44	$1.59	$1.49

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 25, 2021	December 26, 2020
Cash flows from operating activities:
Net income	$83,924	$78,523
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25,772	20,694
Amortization	18,747	27,991
Stock-based compensation expense	29,384	23,830
Provision for excess and obsolete inventories	15,544	13,117
Non-cash restructuring	1,646	—
Gain on contingent consideration	(95)	(2,879)
Other activity impacting operating cash flows	(35,558)	7,980
Net cash provided by operating activities	139,364	169,256
Cash flows from investing activities:
Acquisition of property, plant and equipment	(66,496)	(55,865)
Acquisition of businesses, net of cash acquired	—	(51,880)
Proceeds (purchases) of marketable securities, net	(58,245)	8,741
Other activity impacting investing cash flows	—	82
Net cash used in investing activities	(124,741)	(98,922)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	(24,038)	—
Proceeds from issuances of common stock	10,653	10,010
Payment of contingent consideration	(3,873)	—
Proceeds from term loan debt	—	18,000
Payment of term loan debt issuance costs	—	(78)
Principal repayments on term loans	(9,337)	(43,417)
Tax withholdings related to net share settlements of equity awards	(20,604)	(15,450)
Net cash used in financing activities	(47,199)	(30,935)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,180)	3,762
Net increase (decrease) in cash, cash equivalents and restricted cash	(35,756)	43,161
Cash, cash equivalents and restricted cash, beginning of period	191,098	147,937
Cash, cash equivalents and restricted cash, end of period	$155,342	$191,098

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 25, 2021	September 25, 2021	December 26, 2020	December 25, 2021	December 26, 2020
Net cash provided by operating activities	$38,927	$34,282	$45,047	$139,364	$169,256
Adjustments:
Acquisition related payments in working capital	—	—	140	209	509
Cash paid for interest	147	157	184	643	867
Capital expenditures	(15,143)	(20,031)	(13,978)	(66,496)	(55,865)
Free cash flow	$23,931	$14,408	$31,393	$73,720	$114,767

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 25, 2021	September 25, 2021	December 26, 2020
ASSETS
Current assets:
Cash and cash equivalents	$151,010	$153,781	$187,225
Marketable securities	125,055	110,898	67,810
Accounts receivable, net of allowance for doubtful accounts	115,541	105,807	107,603
Inventories, net	111,548	115,104	99,229
Restricted cash	2,233	2,019	1,904
Prepaid expenses and other current assets	18,652	18,892	23,303
Total current assets	524,039	506,501	487,074
Restricted cash	2,099	1,674	1,969
Operating lease, right-of-use-assets	35,210	36,669	30,756
Property, plant and equipment, net of accumulated depreciation	146,555	140,098	104,103
Goodwill	212,299	213,293	212,761
Intangibles, net	36,342	39,195	59,147
Deferred tax assets	61,995	67,231	66,242
Other assets	1,981	1,930	1,165
Total assets	$1,020,520	$1,006,591	$963,217

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,862	$64,925	$62,045
Accrued liabilities	50,836	54,625	55,342
Current portion of term loans, net of unamortized issuance costs	8,931	9,213	9,516
Deferred revenue	23,224	23,275	20,964
Operating lease liabilities	7,901	7,962	6,704
Total current liabilities	148,754	160,000	154,571
Term loans, less current portion, net of unamortized issuance costs	15,434	17,742	24,978
Deferred tax liabilities	3,623	4,264	5,346
Long-term operating lease liabilities	31,009	32,401	27,996
Other liabilities	5,920	5,794	6,242
Total liabilities	204,740	220,201	219,133

Stockholders' equity:
Common stock	78	78	78
Additional paid-in capital	898,945	892,303	903,838
Accumulated other comprehensive income (loss)	(1,449)	1,700	5,886
Accumulated deficit	(81,794)	(107,691)	(165,718)
Total stockholders' equity	815,780	786,390	744,084
Total liabilities and stockholders' equity	$1,020,520	$1,006,591	$963,217

About our Non-GAAP Financial Measures:
We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP revenue, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, revenue, gross profit, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations" and “Reconciliation of Cash Provided By Operating Activities to non-GAAP Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F